Exhibit 10.1
SANUWAVE HEALTH, INC.
This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) made as of this 27 day of November, 2012 (the “Effective Date”) between SANUWAVE Health, Inc., a Nevada corporation (the “Company”), and David N. Nemelka, an individual (the “Subscriber”).
WHEREAS, the Company desires to issue and the Subscriber desires to purchase, over the prescribed period of time, 4,000,000 shares of the Company’s common stock, par value $0.001 per share, on the terms and conditions set forth herein; and
WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the “Questionnaire”).
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
I. SUBSCRIPTION FOR SHARES; SUBSCRIBER RIGHTS AND OBLIGATIONS
1.1 Subscription for Shares. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company a total of Four Million (4,000,000) shares of the Company’s common stock, par value $0.001 (the “Shares”), at a purchase price equal to $0.25 per share, for an aggregate of One Million Dollars ($1,000,000) (the “Purchase Price”), payable at the times and in the manner described in Section 1.2 herein, and the Company hereby irrevocably agrees to sell the Shares to the Subscriber for said Purchase Price.
1.2 Payment of the Purchase Price; Various Rights of Subscriber.
(a)  The Purchase Price shall be payable to the Company by certified or bank check, or by wire transfer of funds, as follows: (i) Fifty Thousand Dollars ($50,000) on or before January 31, 2013; (ii) Fifty Thousand Dollars ($50,000) on or before February 15, 2013; and (iii) the balance of Nine Hundred Thousand Dollars ($900,000) on or before that date which is eighteen (18) months from the Effective Date (the “Outside Due Date”).  Subscriber may make payments of the Purchase Price in such installments on such date or dates as he may determine in the exercise of his discretion without the payment of any penalty or interest; provided that Subscriber shall make payments of the Purchase Price in minimum installments of One Hundred Thousand Dollars ($100,000) each.
(b)  Notwithstanding the provisions of Section 1.2(a) above, in the event that at any time or from time to time after February 15, 2013, the Company’s total available cash should be less than One Hundred Thousand Dollars ($100,000), Subscriber shall upon demand pay to the Company One Hundred Thousand Dollars ($100,000) of the then outstanding balance of the Purchase Price, which payment shall be due within thirty (30) days following Subscriber’s receipt of written notice of such event and demand for payment from the Company.  In no event shall the Company provide more than one notice of demand for payment pursuant to this subsection (b) in any thirty (30) day period.
(c)  In the event the Company should complete an equity funding transaction which results in net proceeds to the Company of not less than Four Million Dollars ($4,000,000), and if the lead underwriter or placement agent in such transaction (or if no underwriter or placement agent any investor purchasing over 50% of the equity in such transaction) requires that as a condition to the completion of such transaction the Outside Due Date be accelerated, then subject to the completion of such equity transaction, the Outside Due Date shall be accelerated from eighteen (18) to twelve (12) months from the Effective Date, effective upon written notice to the Subscriber of such change together with supporting documentation indicating that such change was required by the underwriter/placement agent/principal investor as described above.
(d)  In the event any representation or warranty made, or any information furnished, by the Company in the Offering Materials should be discovered to be inaccurate in any material respect, the Subscriber may, at his option, terminate this Subscription Agreement and rescind his purchase of the Shares effective immediately upon notice to the Company.  In the event there should occur a materially adverse change in the business or financial condition of the Company from that existing as of the date hereof as described in the Offering Materials (as defined below), the Subscriber may terminate this Subscription Agreement at any time following the occurrence of such event immediately upon notice to the Company; provided that any such termination shall not affect or terminate any purchases of Shares made by the Subscriber prior to such termination date and provided further that the continued expenditure of funds by the Company and the corresponding decrease in its available cash shall not constitute a material adverse change in the Company’s financial condition for purposes of this paragraph.

1.3 Stock Certificates. Within five (5) business days following any date on which the Company receives a payment of all or a portion of the Purchase Price, the Company shall issue or cause to be issued to Subscriber valid stock certificates representing that number of Shares for which payment has been made.  Subscriber authorizes and directs the Company to deliver such stock certificates to Subscriber at the Subscriber’s address indicated upon the signature page hereof.
1.4 Shareholder Rights.  The Subscriber hereby acknowledges that the Subscriber shall not be entitled to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of the Shares subscribed for hereunder until such time as the Shares have been paid for by Subscriber. For the avoidance of doubt, only those Shares for which the Company has received payment shall be issued to the Subscriber at any time, and from time to time following the Effective Date.
1.5 Piggy-Back Registration Rights.
(a)  If, at any time during the period commencing with the date hereof and continuing until six (6) months following the Outside Due Date, the Company shall determine to prepare and file with the United States Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Subscriber a written notice of such determination and, if within twenty (20) days after the date of the delivery of such notice, the Subscriber shall so request in writing, the Company shall at its expense include in such registration statement all or any part of the Shares which the Subscriber requests to be registered and which have been paid for by Subscriber or will be paid for prior to the date the registration statement is filed; provided, however, that the Company shall not be required to register any Shares pursuant to this Section 1.5 that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective registration statement.
(b)  If the registration, as described in Section 1.5(a) above, involves an underwritten offering, the Company will not be required to register Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation, and supporting reasoning, shall be delivered to the Subscriber.  If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to the Subscriber for the number of Shares he proposes to sell, and (iii) third, to other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.
II. REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER
2.1 Reliance on Exemptions. The Subscriber acknowledges that the Shares have not been registered with or reviewed by the SEC or any state agency because of the Company’s representations that this is intended to be a non-public offering exempt from the registration requirements of the Securities Act, and state securities laws.  The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein and in the Questionnaire in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

2.2 Investment Purpose. The Subscriber represents that the Shares are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act.  The Subscriber agrees that he will not sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.
2.3 Accredited Investor. The Subscriber represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by its responses to the Questionnaire, and that he is able to bear the economic risk of any investment in the Shares.  The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects. The Subscriber agrees that, upon demand of the Company at any future payment date of all or any portion of the Purchase Price, following the Effective Date, he will deliver an updated Questionnaire to the Company.
2.4 Risk of Investment. The Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that:  (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) transferability of the Shares is extremely limited; and (iii) the Company may require substantial additional funds to operate its business.
2.5 Information. The Subscriber acknowledges careful review of this Subscription Agreement and the periodic reports filed by the Company with the U.S. Securities and Exchange Commission (collectively, the “Offering Documents”), and hereby represents that: (i) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested; and (ii) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the Company’s business and prospects and the terms and conditions of the Offering, and any additional information which he has requested.
2.6 No Representations. The Subscriber hereby represents that, except as expressly set forth herein, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.
2.7 Tax Consequences. The Subscriber acknowledges that the purchase of the Shares hereunder may involve tax consequences and that this Subscription Agreement does not contain tax advice or information.  The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Shares.
2.8 Transfer or Resale. The Subscriber acknowledges that the public trading market for the Company’s common stock as quoted on the OTC Bulletin Board is a limited and illiquid.  The Subscriber further understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a minimum holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Subscriber understands that except as expressly provided herein the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability.  The Subscriber understands and hereby acknowledges that except as expressly provided herein the Company is under no obligation to register the Shares under the Securities Act.  The Subscriber understands that the Company may permit the transfer of the Shares out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state securities laws.
2.9 Legends. The Subscriber understands that the certificates representing the Shares, until such time as they have been registered under the Securities Act or the holding period requirements of Rule 144 have been satisfied, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Subscriber, if (a) such Securities are being sold pursuant to a registration statement under the Securities Act, or (b) the Subscriber delivers to the Company an opinion of counsel, in a reasonably acceptable form to the Company, that a disposition of the Shares may be made pursuant to Rule 144 without any restriction.
2.10 No General Solicitation. The Subscriber represents that the Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.
2.11 Validity; Enforcement. The Subscriber represents and warrants that: (a) he is authorized and otherwise duly qualified to purchase and hold the Shares; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.
2.12 Address; Identification Number. The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the undersigned’s principal residence and that the social security number furnished to the Company is correct.
2.13 No Foreign Subscriber. Subscriber hereby represents that he is a person resident of and living in the United States.
2.14 No FINRA Member. The Subscriber hereby represents that he is not a registered representative of a FINRA member firm.
2.15 Confidentiality. The Subscriber acknowledges that certain information provided by the Company to the Subscriber, in connection with the Subscriber’s decision to purchase the Company’s Securities (the “Information”), is confidential and may constitute material, non-public information, and the Subscriber agrees to maintain the Information in confidence and not to disclose or trade on the basis of such Information; provided, however, that the Subscriber’s obligations shall not apply to any Information that (i) is part of the public domain or literature and readily accessible at the date hereof; or (ii) becomes part of the public domain or literature and readily accessible by publication by means of a press release or other appropriate disclosure mechanism as permitted under Regulation FD promulgated by the SEC.  Further, this obligation does not prohibit discussion by the Subscriber of the Information with the Subscriber’s counsel, accountant, or other financial advisor solely for the purpose of assisting in an analysis and assessment of the Information and the Offering Documents.
III. REPRESENTATIONS BY THE COMPANY
The Company represents and warrants to the Subscriber as follows:
3.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.
3.2 Capitalization. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and such shares have not been issued in violation of the preemptive rights of any stockholder of the Company.

3.3 Authorization. All corporate action on the part of the Company necessary for (a) the authorization, execution, delivery and performance of this Subscription Agreement, and (b) the performance of all of the Company’s obligations hereunder and thereunder, has been taken.  This Subscription Agreement is a valid, legal and binding obligation of the Company, enforceable according to its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (iii) the availability of specific performance or other equitable remedies.
3.4 Authorization of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of the Company.  When so issued, sold and delivered in accordance with this Subscription Agreement, the Shares will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (iii) the availability of specific performance or other equitable remedies, and will not be subject to preemptive or any other similar rights of the stockholders of the Company or others, which rights shall not have been waived prior to the Effective Date.
3.5 Exemption from Registration. The offer and sale of the Shares are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder.  None of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering to be integrated with prior offerings by the Company for purposes of the Securities Act.
3.6 Title to Securities. When certificates representing the Shares have been duly delivered to the Subscriber and payment shall have been made therefor, the Subscriber shall receive from the Company good and marketable title to such Securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the Subscriber and except as arising from applicable federal and state securities laws) and such Shares shall constitute duly authorized, valid issued and fully paid securities of the Company.
3.7 No Conflicts. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the transactions contemplated herein, will not (a) result in a violation of the Company’s Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company, or the Company’s bylaws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, lease, license or instrument, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected).
3.8 Securities Law Compliance. The offer, offer for sale, and sale of the Shares have not been registered with the SEC. The Shares are to be offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act.  The Company will conduct the transactions contemplated by this Subscription Agreement in compliance with the requirements of Regulation D under the Securities Act, and the Company will file all appropriate notices of offering with the SEC.
3.9 Disclosure. None of the representations and warranties of the Company appearing in the Offering Documents or in any of the reports, when considered together as a whole, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

3.10 SEC Reports.  The Company agrees that during the period commencing with the date hereof and continuing until one year following the Outside Due Date: (a) it will remain subject to the filing requirements of Section 13 of the Exchange Act, and will not take any action that would result in the Company ceasing to file periodic reports with the SEC; and (ii) it will file on a timely basis all reports required to be filed by it by Section 13 of the Exchange Act so as to all times during such period satisfy the current public information requirements of Rule 144(c) promulgated under the Securities Act.
IV. MISCELLANEOUS
4.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon receipt, when delivered by electronic transmission (provided confirmation of receipt of transmission is sent by the recipient to the sending party and kept on file by the sending party); or (d) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company: 11475 Great Oaks Way, Suite 150 Alpharetta, Georgia 30022 Telephone: Facsimile: Email: Attention:	With a copy to: Smith, Gambrell & Russell, LLP Promenade II, Suite 3100 1230 Peachtree Street, N.E. Atlanta, Georgia 30309-3592 Telephone: Email: Attention:

If to the Subscriber, to his physical address, email address and facsimile number set forth at the end of this Subscription Agreement, or to such other addresses and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five days prior to the effectiveness of such change.  Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (c) sent by electronic transmission by the recipient of such electronic notice, consent, waiver or other communication, or (d) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by electronic transmission or receipt from an overnight courier service in accordance with clause (a), (b), (c) or (d) above, respectively.
4.2 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Subscriber.
4.3 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.
4.4 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Georgia. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.

4.5 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.
4.6 Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber shall not assign some or all of its rights hereunder without the prior written consent of the Company.
4.7 No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
4.8 Survival. The representations and warranties of the Company and the Subscriber contained in Articles II and III shall survive the execution and delivery of this Subscription Agreement.
4.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.
4.10 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
4.11 Legal Representation. The Subscriber acknowledges that: (a) he has read this Subscription Agreement and any exhibits hereto; (b) he understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Smith Gambrell & Russell LLP, counsel to the Company; (c) he has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of his own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (d) he understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.
4.12 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

SUBSCRIBER:
/s/ David N. Nemelka Signature of Subscriber
David N. Nemelka Name of Subscriber
_________________________________________ Address of Subscriber
_________________________________________ Email Address of Subscriber
Facsimile No.: ______________________
______________________________________ Name of Holder(s) as it should appear on the security certificates*
*Please provide the exact names that you wish to see on the certificates
Subscription Accepted: SANUWAVE HEALTH, INC.
By: /s/ Barry J. Jenkins Name: Barry J. Jenkins Title: Chief Financial Officer

CONFIDENTIAL INVESTOR QUESTIONNAIRE
I hereby certify that the information contained in each of the following checked statements (to be checked only if applicable) is true and correct and I hereby agree to notify SANUWAVE Health, Inc. of any changes that should occur in such information prior to SANUWAVE’s acceptance of any subscription:
A.           [   ]           I am a natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.
B.           [   ]           I am a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have reasonable expectation of reaching the same income level in the current year.
C.           [   ]           I am entity in which each of the equity owners satisfy the criteria set forth in either statement A. or B. above.
D.           [   ]           I am an organization described in Section 501(c)(3) of the Internal Revenue Code, trust, corporation or partnership with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act of 1933, as amended.
E.           [   ]           I am a director or officer of SANUWAVE Health, Inc.
F.           [   ]           None of the above.

Dated:_________________            _________________________________________
Signature

_________________________________________
Signature

In determining the net worth of a natural person for purposes of Paragraph A above, the calculation (i) excludes the value of the person’s primary residence and the related amount of indebtedness secured by such primary residence up to its fair market value, and (ii) includes, if applicable, the related amount of indebtedness secured by such primary residence that exceeds its fair market value.